UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2024

BIO-key International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13463 (Commission File Number)	41-1741861 (I.R.S. Employer Identification No.)

101 Crawfords Corner Road
Suite 4116
Holmdel, NJ 07733
(Address of principal executive offices) (Zip Code)

(732) 359-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BKYI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.          Changes in Registrant’s Certifying Accountant.

On April 24, 2024, the Audit Committee of the Board of Directors (the “Audit Committee”)  of BIO-key International, Inc. (the “Company”) approved the engagement of Bush & Associates CPA (“Bush & Associates”) as the Company’s independent registered public accounting firm and on April 23, 2024, dismissed Marcum LLP  (“Marcum”), as the Company’s independent registered public accounting firm.

Marcum was retained to serve as the Company’s independent registered public accounting firm on July 20, 2022.  The audit report of Marcum on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2022 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles except that the report included an explanatory paragraph raising substantial doubt about the Company’s ability to continue as a going concern. Marcum did not audit the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2021 and the audit of the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2023 has not been completed yet.

During the two most recent fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through April 23, 2024, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference thereto in its report on the Company’s consolidated financial statements for the year ended December 31, 2022, and (ii) no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K except that: (A) as previously reported in Item 9A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, the Company reported a material weakness in its internal control over financial reporting for the fiscal year ended December 31, 2022, relating to Company’s review and control procedures over the income tax provision in the Company’s financial statement which were not operating at a level of precision to prevent or detect a potential material misstatement in the Company’s consolidated financial statements and a lack of control over the Company’s foreign subsidiaries with respect to the filing of required tax returns on a timely basis; and (B) as previously reported in the Company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 22, 2024, the Company concluded on April 16, 2023 that its previously issued consolidated financial statements for the three months ended March 31, 2023, the three and six months ended June 30, 2023, and the three and nine months ended September 30, 2023 included in the Company’s previously filed Quarterly Reports on Form 10-Q for such periods should no longer be relied upon. These reportable events were discussed among the Audit Committee and Marcum. Marcum has been authorized by the Company to respond fully to the inquiries of Bush & Associates concerning these reportable events.  The audit of the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2023 has not been completed yet.

           The Company provided Marcum with a copy of the disclosures set forth in this Current Report on Form 8-K and requested that Marcum furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not Marcum agrees with the statements related to Marcum made by the Company in this Current Report on Form 8-K and, if not, stating the respects in which it does not agree.  A copy of the response letter from Marcum is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the two most recent fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through April 24, 2024, neither the Company, nor anyone on its behalf, consulted Bush & Associates regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Bush &Associates that Bush & Associates concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01         Financial Statements and Exhibits.

16.1      Letter dated April 29, 2024 form Marcum LLP to the U.S. Securities and Exchange Commission (filed herewith)

104       Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-KEY INTERNATIONAL, INC.
Date: April 29 , 2024
	By:	/s/ Cecilia C. Welch
Cecilia C. Welch Chief Financial Officer